UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                               FORM 8-K

                            CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported) May 13, 2015


                         Seaboard Corporation
        (Exact name of registrant as specified in its charter)


           Delaware                   1-3390                 04-2260388
(State or other jurisdiction of    (Commission           (I.R.S. Employer
 incorporation)                    File Number)         Identification No.)


9000 W. 67th Street, Shawnee Mission, Kansas                66202
  (Address of principal executive offices)               (Zip Code)


  Registrant's telephone number, including area code    (913) 676-8800


                            Not Applicable
    (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement

Seaboard TF Holdings, LLC ("Seaboard TF Holdings"), a subsidiary of Seaboard's wholly-owned subsidiary, Seaboard Foods LLC, entered into the Seaboard Triumph Foods, LLC Subscription Agreement dated May 13, 2015 between Seaboard TF Holdings and Seaboard Triumph Foods, LLC ("STF") pursuant to which Seaboard TF Holdings agrees to contribute up to $207.4 million to STF, as needed in connection with the development and operation of a pork processing facility. STF is owned equally by Seaboard TF Holdings and Triumph Foods, LLC.

Item 8.01  Other Events

On May 14, 2015, Seaboard's wholly-owned subsidiary, Seaboard Foods, issued a press release announcing that Seaboard Foods and Triumph Foods have organized a new joint venture entity, Seaboard Triumph Foods, LLC, which will construct a new pork processing facility in Sioux City, Iowa. In connection with organizing Seaboard Triumph Foods, LLC, Seaboard Foods and Triumph Foods entered into various agreements setting forth the terms of the joint venture, including an agreement to provide hogs to be processed at the facility.

The foregoing is a summary and does not purport to be a complete description of all terms and conditions of the agreements. The Seaboard Triumph Foods, LLC Subscription Agreement is included as Exhibit 10.1 and the full text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

     Seaboard hereby furnishes the following exhibits:

     10.1  Seaboard Triumph Foods, LLC Subscription Agreement dated
           May 13, 2015.

     99.1 Press release of Seaboard Corporation dated May 14, 2015.

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                               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           DATE:  May 14, 2015

                           Seaboard Corporation

                           by: /s/ Robert L. Steer
                               Robert L. Steer, Executive Vice President,
                               Chief Financial Officer

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